Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (No. 333-191004) on Form S-1 of Citizens Independent Bancorp, Inc., of our report dated March 24, 2016, relating to our audit of the consolidated balance sheets of Citizens Independent Bancorp, Inc. and subsidiary as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2015, which is included in the Annual Report on Form 10-K of Citizens Independent Bancorp, Inc. for the year ended December 31, 2015 and to the use of our name under the caption “Experts,” which is part of this Registration Statement.

Parkersburg, West Virginia
April 4, 2016

Towne Square • 201 Third Street • PO Box 149 • Parkersburg, WV 26102
Phone (304) 485-6584 • Fax (304) 485-0971

The Virginia Center • 1411 Virginia Street, East • Suite 100 • Charleston, WV 25301
Phone (304) 343-4126 or 1(800) 788-3844 • Fax (304) 343-8008

www.suttlecpas.com • E-mail: cpa@suttlecpas.com
A Professional Limited Liability Company